Exhibit 99.2

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of December 6, 2006 (this “Agreement”), by and among PRIMEDIA SPECIALTY GROUP INC., a Delaware corporation (“PSG”), PRIMEDIA ENTHUSIAST PUBLICATIONS, INC., a Pennsylvania corporation (“PEP”), PRIMEDIA SPECIAL INTEREST PUBLICATIONS INC., a Delaware corporation (“PSIP”), PRIMEDIA Inc. (“PRIMEDIA”; and, together with PSG, PEP and PSIP, the “Sellers”, and each individually, a “Seller”) and INTERMEDIA OUTDOOR, INC., a Delaware corporation (“Purchaser”).

WHEREAS, PRIMEDIA desires to sell certain hunting and fishing properties from its “Outdoors” division, which properties include certain assets which PRIMEDIA, its subsidiaries and certain of its Affiliates (as defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934 (excluding portfolio companies, other than PRIMEDIA and its subsidiaries and companies controlled by PRIMEDIA, of investment partnerships controlled by Kohlberg Kravis Roberts & Co. LP)) use to publish and distribute the Publications, operate the Websites, produce and distribute the TV Programs, host the Events and conduct other activities related to the Business (as defined herein), including but not limited to licensing, radio, merchandising and list rental (collectively the “Business Activities”);

WHEREAS, PSG, a wholly-owned subsidiary of PRIMEDIA, publishes the publications listed on Schedule A (including any and all supplements, special issues or editions, custom publishing projects, derivatives or product extensions related solely thereto, the “PSG Publications”), operates and maintains the websites on Schedule A (“PSG Websites”), produces “The Ducks Unlimited Great Outdoors Festival” and “Whitetail University” events (the “PSG Events”) and produces and distributes the television programs on Schedule A (“PSG TV Programs”);

WHEREAS, PEP, a wholly-owned subsidiary of PRIMEDIA, publishes the publications listed on Schedule B (including any and all supplements, special issues or editions, custom publishing projects, derivatives or product extensions related solely thereto, the “PEP Publications”) and operates and maintains the websites on Schedule B (“PEP Websites”), produces “The Professional Walleye Trail” events (the “PEP Events”) and produces and distributes the television programs on Schedule B (“PEP TV Programs”);

WHEREAS, PSIP, a wholly-owned subsidiary of PRIMEDIA, publishes the publications listed on Schedule C (including any and all supplements, special issues or editions, custom publishing projects, derivatives or product extensions related solely thereto, the “PSIP Publications” and together with the PSG Publications and PEP Publications, the “Publications”), operates and maintains the websites on Schedule C (“PSIP Websites”), produces “The Florida Sportsman Show” events (the “PSIP Events”) and produces and distributes the television programs on Schedule C (“PSIP TV Programs”, and together with the PSG Publications, PSG Websites, PSG Events, PSG TV Programs, PEP Publications, PEP Websites, PEP Events, PEP TV Programs, PSIP Publications, PSIP Websites, PSIP TV Programs and the Business Activities, the “Business”);

WHEREAS, Purchaser desires to purchase from Sellers and Sellers desire to sell, or cause to be sold, to Purchaser the assets relating to the Business and Purchaser desires to assume and Sellers desire to transfer, or cause to be transferred, certain liabilities related to the Business; and

NOW, THEREFORE in consideration of the mutual covenants and the respective representations and warranties contained herein, the parties hereby agree as follows:

ARTICLE I. PURCHASE AND SALE OF THE ASSETS.

1.01 Assets Being Sold. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below), Sellers shall sell, convey, assign, transfer and deliver, or cause any of their Affiliates to sell, convey, assign, transfer and deliver, to Purchaser free and clear of all Liens, and Purchaser shall purchase and acquire from Sellers all of Sellers’ right, title and interest, direct or indirect (including the right, title and interest of any of their Affiliates), in and to all of the following assets, properties and rights, owned, used or held for use by Sellers or any of their Affiliates in connection with the Business, except for the Excluded Assets (defined below), all to the extent they shall exist on the Closing Date (such assets collectively referred to herein as the “Assets”) in each case free and clear of any Liens other than Permitted Liens (as defined in Section 6.14(a)(v)), including:

(a)           all of Sellers’ or any of their Affiliates’ right, title and interest in and to the Business, including the right to conduct the Business Activities, and all Sellers’ or any of their Affiliates’ rights in editorial materials, art, photographic, audio visual, web content, graphic works and all other content related to or used in the Business;

(b)           all rights of Sellers and any of their Affiliates under contracts (including, without limitation, insertion orders) for the sale of advertising with respect to the Business and all outstanding proposals therefor;

(c)           all software, software systems, databases and database systems, know-how, Seller-created enhancements (to the extent transferable) and other proprietary or confidential information, data base rights, publicity rights, and any other intellectual or property rights of any kind or nature owned by Sellers or any of their Affiliates and used or held for use solely in connection with the Business;

(d)           all lists, mailing lists, documents and records of Sellers or any of their Affiliates relating to all past, present or prospective advertisers and subscribers with respect to the Business;

(e)           all promotional materials, rate cards, market research studies and other research of Sellers or any of their Affiliates relating to the Business;

(f)            the Domain Names and Marks (as each are defined in Section 4.10(a)) relating to the Business, including those set forth on Schedule 4.10(a);

(g)           all copyrights owned by Sellers or any of their Affiliates (whether registered or not) relating to the Business, including all copyrights relating to the Publications or the content displayed on the Websites and any other original works of authorship owned by Sellers or any of their Affiliates and used or held for use primarily in connection with the Business (the “Business Copyrights”);

(h)           all of Sellers’ or any of their Affiliates’ rights and obligations under (i) contracts related solely to the Business, including, without limitation, those listed on Schedule 1.01(h)(i), (ii) the Real Estate Leases (as defined in Section 4.11(a)(v)), and (iii) the portions of those contracts listed on Schedule 1.01(h)(ii), relating to the Business but which are being retained by Sellers or any of their Affiliates, except that Purchaser will be assigned Sellers’ or such Affiliates’ rights thereunder as they relate to the Business (the “Shared Contracts”), which rights shall be assigned to Purchaser only pursuant to a form of agreement containing substantially the same terms and conditions as contained in the agreements assigning the Shared Contracts on Schedule 7.02(l) or such other form as may be agreed to between Sellers and Purchaser ((i), (ii) and (iii), collectively, the “Assumed Contracts”);

(i)            all of the goodwill and going concern value and other intangible assets of the Business;

(j)            all owned furniture, fixtures and equipment related to the Business and located at the Business’ facilities listed on Schedule 1.01(j);

(k)           all existing files, accounting records, correspondence, internal reports and records related to the Business, including databases and records (whether in printed form or computer media);

(l)            all works in progress, finished goods, back issues and merchandise related inventory of the Business;

(m)          all Owned Property;

(n)           all rights, claims or causes of action under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to the Business or the Assets;

(o)           all accounts receivable, prepaid expenses, advance payments, escrows, credits and security deposits of the Business, and other Closing Date Assets, as set forth on the Closing Date Statement;

(p)           to the extent transferable, all permits, licenses, franchises, approvals, certificates (including certificates of occupancy for owned or leased real property), consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations issued to, or required to be obtained or maintained by, the Sellers or any of their Affiliates by a Governmental Authority with respect to the conduct or operation of the Business as currently conducted or the ownership or use of the Assets, including without limitation the Owned Real Property, and all pending applications therefor and amendments, modifications and renewals thereof (“Permits”);

(q)           all rights to the content of the TV Programs (whether owned or licensed) and all tangible embodiments thereof, including, without limitation, digital files, the library of master tapes, the inventory of video tapes, DVDs and CD-ROMs containing same;

(r)            all lists, whether leased, licensed (in each case only to the extent transferable)

or owned, by the Sellers or any of their Affiliates, documents and records (in both printed form and computer media) of the Sellers or any of their Affiliates relating to past, present and prospective customers of the Business;

(s)           all Closing Date Assets; and

(t)            any and all other assets, real or personal, tangible or intangible, not listed above that are used or held for use by Sellers or any of their Affiliates solely in connection with the Business.

1.02        Excluded Assets.  The “Assets” shall not include (and Sellers or any of their Affiliates shall retain all right in), any assets of Sellers or any of their Affiliates not used in the Business, and any of the following assets, (the “Excluded Assets”), which Purchaser acknowledges shall be excluded from the Assets:

(a)           Sellers’ and their Affiliates’ corporate books and records of internal corporate proceedings, income tax records, work papers and books and records that Seller is required by law to retain;

(b)           all of Sellers’ and their Affiliates’ cash and cash equivalents;

(c)           all of Sellers’ and their Affiliates’ bank accounts;

(d)           all accounting records and internal reports, other than Assets, relating to the business activities of Sellers and their Affiliates;

(e)           all software, software systems, databases and database systems, to the extent they exist, whether owned, leased or licensed by Sellers or any of their Affiliates’, which are not used solely with respect to the Business;

(f)            any assets of Sellers or their Affiliates listed on Schedule 1.02(f);

(g)           all hosting software and hardware equipment which is not solely related to the Business; and

(h)           all Plans and Employee Benefit Programs.

1.03        Assumed Liabilities. At the Closing Date, Purchaser agrees to assume and pay, discharge, perform or otherwise satisfy the following liabilities and obligations of Sellers or their Affiliates relating to the Business according to their respective terms: (a) all liabilities and obligations arising out of the operation of the Business by Purchaser after the Closing Date; (b) all obligations to fulfill any and all (i) subscriptions (at the cost thereof) and (ii) advertising commitments (in each case, whether fully performed or wholly or partially executed as of the Closing Date) under the Assumed Contracts, including without limitation all advertising insertion orders included in the Assumed Contracts (provided such obligations under the Shared Contracts are only in respect of rights Purchaser has been assigned); (c) all obligations first arising after the Closing of Sellers or any of their Affiliates relating to the Business under the Assumed Contracts (provided such obligations under the Shared Contracts are only in respect of rights Purchaser has been assigned), including, without limitation, all obligations first arising after the Closing under the Real Estate Leases (as defined in Section 4.11(a)(v)); (d) all liabilities to the extent included on the Closing Date Statement as defined in Section 2.02(a)(i); (e) all expenses in connection with the Transferred Employees to the extent specifically provided in Section 6.03 herein; (f) all liabilities from any litigation, proceedings, investigations, actions, suits, orders at law or in equity to the extent arising out of the operation of the Business by Purchaser after the Closing Date; and (g) all Closing Date Liabilities. The foregoing liabilities being assumed by Purchaser are referred to hereinafter collectively as the “Assumed Liabilities.”

1.04        Excluded Liabilities.  Notwithstanding anything contained in this Agreement to the contrary, except for the Assumed Liabilities, the Purchaser shall not assume or be obligated to pay, perform or otherwise discharge (and the Sellers and their Affiliates shall retain, pay, perform or otherwise discharge without recourse to the Purchaser) any liabilities or obligations of the Sellers or their Affiliates of any kind, character or description whatsoever, whether direct or indirect, known or unknown, absolute or contingent, matured or unmatured, and currently existing or hereinafter arising (the “Excluded Liabilities”), including, but not limited to, the following: (a) any liabilities in respect of any Tax relating to the Assets or the Business that are incurred or are attributable to any taxable period, or any portion of any taxable period prior to the Closing Date, (b) any liability of Sellers or their Affiliates for legal, accounting or broker’s or other advisors’ fees incurred in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, (c) any liability owing by Sellers or their Affiliates to any of their respective current or former directors or officers, current or former shareholders or Affiliates of any such party, including any current or former directors, officers or shareholders of such shareholder or Affiliate or any other division or business unit of Sellers and their Affiliates, (d) obligations in respect of Sellers’ or their Affiliates’ bank accounts, (e) any and all claims, liabilities and obligations relating to the Excluded Assets, (f) any liability in respect of notes, bonds, indebtedness for borrowed money, derivatives, off balance sheet financing arrangements, hedges or swaps or guarantees in respect of any of the foregoing, (g) any liability not expressly assumed by the Purchaser pursuant to Section 6.03 arising in respect of or relating to Transferred Employees, or any Plan or Employee Benefit Program, (h) any liability arising from or related to any breach, failure to perform, torts related to the performance of, violations of Law, infringements or indemnities under, guaranties pursuant to and overcharges or underpayments under, any Assumed Contract prior to the Closing Date, (i) any liability arising from or related to any compliance or noncompliance prior to the Closing Date with any Law applicable to any Seller, any Affiliate of any Seller, the Business or

the Assets, and (j) any liability arising from or related to any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding against any Seller, any Affiliate of any Seller, the Business or the Assets pending as of the Closing Date or based upon any action, event, circumstance or condition arising prior to the Closing Date.

ARTICLE II. PURCHASE PRICE AND PAYMENT

2.01        Purchase Price.

(a)           In consideration of the sale, transfer, conveyance and assignment of the Assets to Purchaser at the Closing, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties made herein by Sellers, Purchaser agrees to assume the Assumed Liabilities and to pay to Sellers, on the Closing Date, an amount equal to One Hundred Seventy Million United States Dollars ($170,000,000) (the “Purchase Price”).  The Purchase Price is subject to adjustment as set forth in Section 2.02.

(b)           All payments to be made on the Closing Date pursuant to this Section 2.01 are being made by wire transfer of immediately available clearing house funds in the city of New York to the account or accounts specified in writing by Sellers at least two (2) business days prior to Closing.

2.02        Working Capital Adjustment.

(a) Definitions.  For the purposes of this Agreement, the following terms shall have the following respective meanings:

(i) “Closing Date Statement” shall mean the final statement of Closing Date Assets and Closing Date Liabilities.

(ii) “Closing Date Assets” shall mean the aggregate amount of those assets of Sellers on the Closing Date under the captions “Account Receivable, Net,” “Inventory,” “Prepaid Expenses,” “Net Direct Response Advertising,” and “Deposits” and calculated in accordance with Schedule 2.02, in each case as determined in accordance with United States generally accepted accounting principles consistently applied (“GAAP”) and using the same accounting practices, policies and procedures used in preparing the Internal Financial Statements attached hereto as Schedule 4.08(a) and Schedule 4.08(b) (collectively, the “Seller Accounting Policies”), except that all intercompany amounts shall be excluded and all cash collected in response to the DM Campaigns (as defined in Section 6.21) shall be included; provided that in the event of a conflict between GAAP (as modified by Schedule 4.08(b)) and consistent application thereof, GAAP (as modified by Schedule 4.08(b)) shall prevail.

(iii) “Closing Date Liabilities” shall mean the aggregate amount of those liabilities of the Company on the Closing Date under the captions “Accounts Payable,” “Compensation Payable,” “Deferred Revenue” (excluding “Deferred Subscription Revenue”) and “Miscellaneous Current Liabilities” and calculated in accordance with Schedule 2.02, in each case as determined in accordance with GAAP and the Seller Accounting Policies, except that all intercompany amounts shall be excluded and no amounts shall be included in respect of liabilities retained or assumed by Sellers or Sellers’ Affiliates; provided that in the event of a conflict between GAAP (as modified by Schedule 4.08(b)) and consistent application thereof, GAAP (as modified by Schedule 4.08(b)) shall prevail.

(iv) “Deficiency” shall mean the amount, if any, by which the Working Capital Amount (as defined below) is less than the Target Working Capital Amount (as defined below), as set forth on the Closing Date Statement, as modified as a result of the resolution of any Disputed Items (as defined below).

(v) “Excess” shall mean the amount, if any, by which the Working Capital Amount is greater than the Target Working Capital Amount as set forth on the Closing Date Statement, as modified as a result of the resolution of any Disputed Items.

(vi) “Target Working Capital Amount” shall mean an amount equal to $5,943,000.

(vii) “Working Capital Amount” shall mean an amount equal to the Closing Date Assets less the Closing Date Liabilities.  The Working Capital Amount can be represented by a positive or a negative number.

(b)           Effect of Deficiency/Excess.  The Purchase Price shall be reduced dollar-for-dollar by the amount of the Deficiency, if any, or increased dollar-for-dollar by the amount of the Excess, if any.

(c)           Determination of Final Closing Date Statement.

(i)  No later than ninety (90) days after the Closing Date, PRIMEDIA shall deliver to Purchaser the preliminary Closing Date Statement, with reasonable supporting documentation, setting forth the Closing Date Assets and Closing Date Liabilities.  Purchaser shall have forty-five (45) days from receipt of the Closing Date Statement to notify PRIMEDIA of any objections to any item or items on the Closing Date Statement.  Any such notice (a “Notice of Disagreement”) shall be in writing and shall specify in reasonable detail, and with reasonable supporting documentation, the item or items in dispute (a “Disputed Item” or “Disputed Items”), the reasons for any such dispute and the adjustments which, in Purchaser’s opinion, should be made to the Closing Date Statement in order to comply with the requirements of this Agreement.  Any Disputed Item shall be resolved in the manner set forth in Section 2.02(d) below.

(ii) If (A) Purchaser does not deliver a Notice of Disagreement to Purchaser within forty-five (45) days of Purchaser’s receipt of the preliminary Closing Date Statement or (B) Purchaser acknowledges in writing that the Closing Date Statement is accurate or (C) Purchaser and Sellers and, if necessary, the Arbitrator resolve all Disputed Items in accordance with Section 2.02(d) below, then the Closing Date Statement shall be final, binding and conclusive on the parties.

(d)           Arbitration.  Promptly after the delivery of a Notice of Disagreement, Purchaser and Sellers shall endeavor in good faith to resolve all Disputed Items.  If Purchaser and Sellers, are unable to resolve all Disputed Items within thirty (30) days after receipt by Purchaser of the Notice of Disagreement, then the Parties shall, within ten (10) business days thereafter, appoint a representative of KPMG LLP to arbitrate the dispute (the “Arbitrator”) and deliver a notice to the Arbitrator of all items remaining in dispute (the “Arbitrator Notice”).  Purchaser and PRIMEDIA will be deemed to have agreed with all items and amounts contained in the Closing Date Statement other than the disputed items described in the Arbitrator Notice, and the Arbitrator shall not be authorized to consider any adjustments to any of the items in the Closing Date Statement other than the disputed items described in the Arbitrator Notice within the range of the difference between the Purchaser’s position with respect thereto and PRIMEDIA’s position with respect thereto.  Within twenty (20) days after the selection of the Arbitrator, PRIMEDIA and Purchaser shall present to the Arbitrator their respective positions with respect to any and all unresolved Disputed Items, including such materials as the Arbitrator may request.  The Arbitrator shall, within sixty (60) days after the submission of the evidentiary materials, submit its written decision on each Disputed Item to PRIMEDIA and Purchaser. Any determination by the Arbitrator with respect to any Disputed Item shall be final, binding and conclusive on each party to this Agreement.  Except as specifically provided to the contrary in this Section 2.02(d) or otherwise specifically agreed to by the parties in writing, the arbitration shall be conducted in New York, New York.  The costs of any dispute resolution pursuant to this Section 2.02(d), including the fees and expenses of the Arbitrator and of any enforcement of the determination thereof, shall be borne by the parties in inverse proportion as they may prevail on the matters resolved by the Arbitrator, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Arbitrator at the time the determination of such firm is rendered on the merits of the matters submitted.

(e)           Resolution of Deficiency/Excess.  If it is finally determined pursuant to the provisions of this Section 2.02 that there is a Deficiency, then within ten (10) days after the Closing Date Statement is deemed final, Sellers shall pay to Purchaser the amount of the Deficiency.  If it is finally determined pursuant to the provisions of this Section 2.02 that there is an Excess, then within ten (10) days after the Closing Date Statement is deemed final, Purchaser shall pay to Sellers the amount of the Excess.

(f)            Payment.  All payments for the Deficiency or the Excess shall be made by wire transfer of immediately available funds to the account or accounts designated by Purchaser or Sellers, as the case may be, within ten (10) days after the final determination of the Closing Date

Statement and shall be accompanied by a payment of simple interest thereon calculated at the annual rate of 6% (assuming a 360 day year) from the Closing Date to the actual date of payment.

2.03         Allocation of Purchase Price.  Purchaser and Sellers hereby mutually agree to allocate the Purchase Price prior to the Closing Date, including any adjustment to the Purchase Price, in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, and any similar provision of state, local or foreign law, as appropriate.  Such allocation shall be amended to take into account any adjustment to the Purchase Price hereunder.  Prior to the applicable filing deadline, Purchaser and Sellers shall jointly complete IRS Form 8594 and shall separately file such form with their respective federal income tax returns for the tax year in which the Closing occurs in a timely manner and in accordance with the agreed upon allocation.  Subject to the requirements of applicable law, each of Purchaser and Sellers shall refrain from taking any position that is inconsistent with the terms of any such allocation.  If either the Sellers or Purchaser receive notice from a taxing authority challenging such allocation, such party shall timely notify the other party of such receipt.  The parties recognize that the Purchase Price does not include Purchaser’s acquisition expenses or Sellers’ disposition expenses and that Purchaser and Sellers shall allocate such expenses appropriately.

ARTICLE III. CLOSING.

3.01        Closing Date. Unless otherwise agreed by Sellers and Purchaser, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the office of Sellers, 745 Fifth Avenue, New York, New York 10151, at 10:00 a.m. three (3) business days following the date on which all the conditions set forth in Section 7.01 below have been satisfied, which date may be extended by the Purchaser to a date no later than thirty (30) days following the delivery of the Audited Financial Statements (as defined in Section 6.18(a)) to Purchaser in order to allow the Purchaser to obtain debt financing; provided that Purchaser and Sellers shall take all reasonable best efforts to have the Closing occur prior to December 31, 2006, as further described in Section 6.11 below.  For purposes of this Agreement, all calculations to be made as of the Closing Date shall be made as of 11:59 p.m. on the Closing Date.  The actual time and date of Closing are referred to herein as the “Closing Date.” At the Closing: (i) the parties shall execute and deliver to each other the documents referred to in Sections 7.02 and 7.03 hereof; and (ii) Purchaser shall deliver to Sellers the Purchase Price.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLERS.

Sellers, jointly and severally, represent and warrant to Purchaser that:

4.01        Organization and Qualification of Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full power and authority to own, lease and operate the Assets and to conduct the Business as it is now being conducted and to execute and deliver this Agreement and the other agreements and instruments referred to in this Agreement that Sellers are executing and delivering (the “Sellers’ Additional Agreements”) and to carry out the transactions contemplated hereby and thereby.  Each Seller is in good standing and qualified to do business in each jurisdiction where the nature of its businesses requires such qualification, except where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  A “Material Adverse Effect” shall mean a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Business, taken as a whole, excluding any such effects arising out of or resulting from changes in the general economy, acts of war or terrorism or general market conditions unless such general market condition affects the

Business disproportionately; or entering into this Agreement, the announcement thereof or the consummation of the transactions contemplated hereby.

4.02        Authorization of Agreement.  The execution, delivery and performance by Sellers of this Agreement and Sellers’ Additional Agreements and the consummation by Sellers of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Sellers.  This Agreement and Sellers’ Additional Agreements have been duly executed and delivered by each Seller, as applicable, and constitute legal, valid and binding obligations of each Seller, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

4.03        No Conflicts.  Assuming compliance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and that all Required Consents (as defined in Section 7.02(l)) have been obtained, except as set forth on Schedule 4.03 attached hereto, neither the execution, delivery or performance of this Agreement or any of Sellers’ Additional Agreements, nor the consummation by Sellers of the transactions contemplated hereby or thereby, nor compliance by Sellers with the terms and provisions hereof or thereof, will (i) conflict with the Certificate of Incorporation or By-Laws of any Seller, (ii) conflict with, or result in the breach or termination of, or constitute a default (or with or without notice or lapse of time or both, constitute a default) under, require any consent of any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other entity (“Person”)

pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect the rights of Sellers or the Business under, or result in the creation of any Lien on any of the Assets pursuant to any (x) Material Contract or (y) other note, bond, indenture, license or lease relating to the Business to which a Seller is a party or by which it is bound, (iii) constitute a material violation by any Seller of any law or statute or any judgment, ruling, order, writ, injunction, decree, rule, code, executive order or regulation (collectively, “Laws”), of any court or governmental authority (“Governmental Authority”) applicable to Sellers or the Business; or (iv) result in the creation of any mortgage, pledge, security interest, claim, lien, charge, equitable interest, option, right of first refusal, adverse claim, easement, encroachment, covenant, condition and restriction or encumbrance of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership (each a “Lien”) upon any of the Assets.

4.04        No Consents.  No order, permission, consent, approval, license, authorization, registration, or validation of, or filing with, or notice to, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery or performance by Sellers of this Agreement or any of Sellers’ Additional Agreements, other than filings required under the HSR Act.

4.05        Compliance with Laws. Except as set forth on Schedule 4.05 attached hereto, each Seller is in material compliance with all applicable Laws, as the same apply to the Business or Assets.  Except as set forth on Schedule 4.05, no Seller has received any written notice from any Governmental Authority, and to each Seller’s knowledge, none is threatened, alleging that any Seller (with respect to the Business and/or Assets) has violated, or has not complied with, any applicable Laws.

4.06        Litigation. Except as set forth on Schedule 4.06 attached hereto, there are no actions, suits, proceedings or investigations pending or, to any Seller’s knowledge, threatened in writing before any court or other Governmental Authority against or affecting the Business or Assets, which (i) involve an amount in excess of $50,000, or (ii) could materially adversely impact Purchaser’s post-Closing operation of the Business if decided adversely to the Sellers.

4.07        No Brokers.  No Seller has incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees or commissions in connection with the transactions contemplated by this Agreement other than fees to be paid solely by Sellers or their Affiliates.

4.08        Financial Statements.  (a) Attached hereto as Schedule 4.08(a) are: (i) the unaudited Statements of Income for the Business for the years ended December 31, 2005 and December 31, 2004 and for the nine months ended September 30, 2006 and (ii) the unaudited Statement of Assets and Liabilities for the Business as of December 31, 2005 and September 30, 2006 ((i) and (ii), collectively, the “Internal Financial Statements”).  The Internal Financial Statements shall be subject to the notes as presented in Schedule 4.08(b).

(b) Except as set forth in the related notes and schedules thereto and as disclosed on Schedule 4.08(b), each of the Internal Financial Statements have been prepared (i) in accordance with the books and records maintained by Sellers consistent with past practices and (ii) in accordance with GAAP consistently applied. The Internal Financial Statements present fairly, in all material respects, the financial condition of the Business for the periods and as of the dates indicated and the results of operations of the Business for the periods then ended.

(c) Except as set forth in the related notes and schedules thereto and as disclosed on Schedule 4.08(c), the Audited Financial Statements when delivered pursuant to Section 6.18 (i) will have been prepared (A) in accordance with the books and records maintained by Sellers consistent with past practices, and (B) in accordance with GAAP consistently applied and (ii) shall not be materially inconsistent, taken as a whole, with the Internal Financial Statements. The Audited Financial Statements when delivered pursuant to Section 6.18 will present fairly, in all material respects, the financial condition of the Business for the periods and as of the dates indicated and the results of operations of the Business for the periods then ended.

4.09        Undisclosed Liabilities.  Except (a) for the Excluded Liabilities; (b) for the liabilities set forth in the September 30, 2006 Statement of Assets and Liabilities; (c) as set forth on the Notes to the Statement of Assets and Liabilities listed on Schedule 4.08(b) or Schedule 4.09; (d) for obligations of future performance under any Assumed Contract; arising in accordance with the terms thereof and not as a result of a pre-Closing breach thereof; or (e) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2006, neither the Business nor the Assets is subject to any liability, whether absolute, determined, indeterminable, accrued, known or unknown, fixed, contingent or otherwise and whether due or to become due.

4.10        Intellectual Property.

(a)           Schedule 4.10(a) attached hereto contains an accurate and complete description of the following intellectual property rights, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) all registered trademarks and all material unregistered trademarks, service marks, logos, trade names and brand names owned by or licensed to Sellers, individually or jointly, and used or held for use primarily in connection with the Business and all existing and pending federal and state trademark applications (the “Marks”) and, (ii) all domain names owned, individually or jointly, by Sellers or their Affiliates and used primarily in connection with the Business (“Domain Names”).  The Marks and Domain Names relating to the Business shall be collectively referred to herein as the “Registered Intellectual Property” and the Registered Intellectual Property, Business Copyrights and other intellectual property owned, individually or jointly, by Sellers or their Affiliates and used primarily in connection with the Business shall be collectively referred to herein as the “Business Intellectual Property”.  None of the Sellers owns or licenses any United States or foreign patents or patentable inventions related to the Business.

(b)           Except as set forth on Schedule 4.10(b), (i) Sellers own and possess all right, title and interest in and to, or as of the Closing, will own and possess all right, title, and interest in and to, free and clear of all Liens, all of the Business Intellectual Property, including the Registered Intellectual Property, (ii) with the exception of those Marks set forth on Schedule 4.10(b) which Sellers have licensed to a third party, Sellers have the sole and exclusive right to use the Business Intellectual Property, (iii) there are no copyrights used in the Business, the loss of which, individually or in the aggregate, would prevent Purchaser from operating the Business in substantially the same manner as the Business currently is being operated by the Sellers and (iv) the consummation of the transactions contemplated hereby will not conflict with, alter or impair in any material respect, the Business Intellectual Property.  The Business Intellectual Property contains all the material intellectual property necessary for the operation of the Business as presently conducted.  Except as set forth on Schedule 4.10(b), there are no material copyrights, trademarks or other intellectual properties owned by any Seller or any affiliate of any Seller and used or held for use in connection with the Business that is not included in Assets being purchased and acquired by Purchaser on the Closing Date.  Each of the Sellers has taken all commercially reasonable steps to protect its rights in the Business Intellectual Property.  The Business has no material trade secrets.  Sellers have taken all necessary action to maintain and protect the Registered Intellectual Property so as not adversely to affect the validity or enforceability of the Registered Intellectual Property.  All Trademarks registered in the United States, and for which applications to register have been filed in the United States which are being used, have been continuously used in the form appearing in, and in connection with, the goods and services listed in their respective registration certificates and applications therefor.  To Sellers’ knowledge, there has been no prior use of any material Mark by any third party that would confer upon such third party superior rights in such Mark.  All necessary registration, maintenance, renewal and license fees, if any, currently due in connection with the Registered Intellectual Property have been paid and all necessary applications, documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining or prosecuting such Registered Intellectual Property.

(c)           The Registered Intellectual Property is valid and subsisting and, except as set forth on Schedule 4.10(c) (and, in the case of any such Intellectual Property used but not owned by the Sellers, to Sellers’ knowledge), (i) there are no claims or proceedings pending or, to Sellers’ knowledge, threatened against Sellers by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of any Business Intellectual Property and (ii) the conduct of the Business, including the use and commercial exploitation of the Business Intellectual Property in connection therewith does not infringe, misappropriate, violate or dilute, and has not infringed, misappropriated, violated or diluted any trademarks, copyrights or any other intellectual property or any rights of privacy, rights of publicity or other rights of any person or entity, nor has any Seller received any demand or request that it license any rights from any person or entity or that otherwise alleges that any such infringement, misappropriation, violation or dilution is or may be occurring or has or may have occurred, nor to the Sellers’ knowledge, is there a reasonable basis therefor.  Except as set forth on Schedule 4.10(c), none of the Marks has been abandoned by Sellers and none of the Business Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction or written restriction or agreement restricting the scope of use thereof.

(d)           Except as set forth on Schedule 4.10(d), (i) to the knowledge of Sellers, no other person or entity is materially infringing, misappropriating, violating or diluting any of the Business Intellectual Property, (ii) Sellers have not granted any exclusive licenses, options or agreements or any other material licenses, options or agreements (other than non-exclusive licenses and permissions for one-time or limited use granted in the ordinary course of business) to any person or entity relating to use of any of the Business Intellectual Property, and (iii) Sellers are not, in connection with the conduct of the Business, bound by or a party to any material options, licenses or agreements of any kind relating to the intellectual property of any other person, except for agreements relating to off-the-shelf computer software licensed under standard “shrink-wrap” type licenses to the Sellers in the ordinary course of business.  Purchaser shall have the right to use and exploit all material Business Intellectual Property immediately following the Closing to the same extent as the Sellers have used and exploited such Business Intellectual Property prior to the Closing.  No loss or expiration of any of the material Business Intellectual Property is pending or, to the Sellers’ knowledge pending or reasonably foreseeable.

4.11        Contracts and Commitments.

(a)           Schedule 4.11 attached hereto lists: (i) all contracts relating to the Business, other than Excluded Assets, whether or not made in the ordinary course of business that (A) require any of the Sellers or their Affiliates to pay in excess of $25,000 on an annual basis or in excess of $50,000 over the current contract term, or (B) is material to the business, operations, assets, financial condition, results of operations or prospects of the Business, taken as a whole, (ii) each partnership, joint venture, contribution, or other agreement to which any Seller is a party or is otherwise bound involving a sharing of profits, losses, costs or liabilities by the Seller or any of its Affiliates or any third party, relating to the Business; (iii) each written contract or other agreement to which any Seller is a party and containing terms which impose or purport to impose non-competition obligations upon the Business; (iv) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Sellers with respect to the Business, (v) all real property leases, subleases, under leases, licenses or other occupancy agreements, and all amendments, modifications and supplements thereof (each, a “Real Estate Lease”) to which any Seller or any of its Affiliates is a party relating to the Business, (vi) any contract relating to or evidencing indebtedness of the Business or the Seller or any of its Affiliates in connection with the Business, including mortgages, other grants of security interests, guarantees or notes, and (vii) contracts with any of the Sellers, any Affiliates of any Sellers or any current officer, director, general partner or managing member of the Sellers or any Affiliate of any of the Sellers with respect to the Business ((i) — (vii) collectively, “Material Contracts”).

(b)           Except as set forth on Schedule 4.11(b), no Seller has obtained any letter of credit or surety bond for, or given any irrevocable power of attorney, in each case, relating to the Business, to any person, firm or corporation for any purpose whatsoever, in each case, that is outstanding or will be in effect on the Closing Date.

(c)           Each Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect.  Except as set forth on Schedule 4.11(c) none of the Sellers have received any written notice of termination or written notice of any default or event that with notice or lapse of time, or both, would constitute a default by any of the Sellers under any Material Contract that would permit termination, give rise to a material penalty or materially adversely modify the terms thereof.  None of the Sellers is in default under any Material Contract, nor, to the Sellers’ knowledge, is any other party to any Material Contract in breach of or default thereunder and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a breach or default by any of the Sellers or any other party thereunder.

(d)           Sellers have heretofore delivered or made available to Purchaser true and correct copies of all of the Material Contracts (including those Assumed Contracts that are Material Contracts), including all amendments, supplements and modifications thereto and provided access to other contracts of the Business.

4.12  Employee Benefits.

(a)           Schedule 4.12 lists:(i) all employment, change in control or severance agreements between any Seller and any Employee (as defined in Section 6.03(a)) relating to the Business, excluding any agreements which remain the sole obligation of Sellers or PRIMEDIA (the “Employment Agreements”);

(ii)           all collective bargaining or other labor agreements covering any employees of the Business;

(iii)          each “Employee Benefit Plan” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is covered by ERISA and that is maintained or provides benefits for any employee of the Business or with respect to any plan covered by Title IV of ERISA or Section 412 of the Code, any entity that, together with the Seller would be treated as a single employer under Section 414 of the Code or Sections 4001(a) or (b) of ERISA (an “ERISA Affiliate”), (a “Plan”; collectively, the “Plans”); and

(iv)          each plan or arrangement not subject to ERISA maintained for the benefit of any Employee which provides for retirement benefits, termination bonuses, deferred compensation, bonuses, stock options, vacation, employee insurance coverage or any similar compensation or welfare benefit plan (individually, an “Employee Benefit Program”; collectively, the “Employee Benefit Programs”).

(b)           Each Plan and Employee Benefit Program has been maintained and administered at all times in material compliance with all applicable Laws, including but not limited to ERISA and the Code, applicable to such Plan and Employee Benefit Program.

(c)           No “Reportable Event” (as such term is used in Section 4043 of ERISA), “Prohibited Transaction” (as such term is used in Section 406 of ERISA or Section 4975 of the Code) or “Accumulated Funded Deficiency” (as such term is used in Section 412 of ERISA or Section 4971 of the Code) has occurred with respect to any Plan and there exists no condition or set of circumstances which could result in a “Reportable Event” or any liability under Title IV of ERISA with respect to the Seller or any ERISA Affiliate.

(d)           Neither Sellers nor any ERISA Affiliate has, within the last five (5) years, ever contributed to, sponsored, maintained or participated in any Plan or Employee Benefit Programs which (i) is a “Multi Employer Plan,” as defined in Section 3(37) of ERISA; (ii) is subject to Title IV of ERISA or Section 412 of the Code or (iii) provides for post-retirement health or life insurance or benefits.

(e)           Complete and correct copies of all Plans and Employee Benefit Programs listed on Schedule 4.12 have been delivered or made available to Purchaser.

(f)            There are no work stoppages or, to Sellers’ knowledge, threatened work stoppages, and to Sellers’ knowledge, no union organizing effort is under way with respect to any Employees of the Sellers related to the Business.

(g)           No amount that could be received as a result of the transactions contemplated by this Agreement by any “disqualified individual” (as such term is defined in the regulations promulgated under Section 280G of the Code) under any agreement, any Plan or any Employee Benefit Program or otherwise will result in an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

4.13        Absence of Certain Changes. Except as and to the extent set forth on Schedule 4.13, since December 31, 2005, (i) the Sellers have conducted the Business only in the ordinary course consistent with past practice; (ii) there has not been any change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; (iii) neither the Business nor the Assets have suffered any loss, damage, destruction or other casualty affecting any material properties or assets thereof or included therein, whether or not covered by insurance; and (iv) the Sellers have not:

(a)         incurred any obligations or liabilities (whether absolute, accrued or contingent and whether due or to become due) that, individually or in the aggregate, are material to the Business taken as a whole;

(b)           written off as uncollectible any notes or accounts receivable or any portion thereof that, individually or in the aggregate, are material to the Business taken as a whole;

(c)           sold or transferred any properties or assets, real, personal, fixed, tangible or intangible that, individually or in the aggregate, are material to the Business taken as a whole;

(d)           made any capital expenditures or commitments for capital assets that,

individually or in the aggregate, are material to the Business taken as a whole;

(e)           made any change in any Seller Accounting Policies, except as required by Law or GAAP;

(f)            (i) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) applicable to any employee of the Business, (ii) amended any of the Plans or Employee Benefit Programs described on Schedule 4.12 or adopted any new employee benefit plan or program relating to the Business or (iii) except as reflected on Schedule 6.03, granted any general increase in compensation, bonus or other benefits payable to any employee of the Business, other than ordinary course increases in pay provided to each employee pursuant to ordinary course review cycles;

(g)           terminated or threatened to terminate any significant advertiser or sponsor; or

(h)           agreed, whether in writing or otherwise, to take any action referred to in this Section 4.13 in the future.

4.14        Transactions with Affiliates. Except as described on Schedule 4.14 or Schedule 1.02(f), there are no services currently being provided to Sellers or any of their Affiliates and there have not been any transactions since January 1, 2005 in connection with the Business between Sellers,  their Affiliates or any portfolio companies of investment partnerships controlled by Kohlberg Kravis Roberts & Co. LP, on the one hand and PRIMEDIA or any Affiliates thereof, on the other hand.

4.15        Assets.  (a) Except as set forth on Schedule 4.15, Sellers have and will convey to Purchaser at Closing good, valid and marketable title to, or in the case of leased or licensed properties or assets, valid leasehold or licensed interests in, all of the Assets, free and clear of all Liens.

(b) Except (i) for assets (not including Assets) used in the provision of services set forth on Schedule 4.14, (ii) for the services and facilities to be provided under the Transition Services Agreement substantially in the form attached hereto as Exhibit A (the “TSA”), (iii) for assets and services provided by third party vendors and (iv) as otherwise as set forth on Schedule 4.15, the Assets constitute all of the assets, properties and rights that are currently used in the Business or that are necessary for the operation of the Business as presently conducted.

4.16        Taxes.

(a)           Except as set forth on Schedule 4.16, (i) Sellers have duly and timely filed (including extensions) with the appropriate United States, federal, state, local and foreign taxing authorities all Tax returns and reports in accordance with applicable law; (ii) all such Tax returns were accurate, complete and correct in all material respects; and (iii) Seller has paid all taxes shown to be due and payable on such Tax returns.  For purposes of this Agreement, “Tax” or “Taxes” means all Federal, state, local or foreign taxes (including franchise taxes), charges, fees, levies or other assessments imposed by any taxing authority, including, but not limited to, income, transfer, gross receipt, sales, use, service, occupation, ad valorem, property, payroll, personal property, excise, severance, premium, stamp, documentary, license, registration, social security, employment, unemployment, disability, environmental (including taxes under Section 59A of the Code), add-on, value-added, withholding (whether payable directly or by withholding and whether or not requiring the filing of a tax return therefore), commercial rent and occupancy taxes, and any estimated taxes, deficiency assessments, together with any interest, penalties and additions to tax or additional amounts in connection therewith, imposed by any taxing authority, whether disputed or not.

(b)           There are no Liens or other encumbrances for Taxes on or against the Business or Assets except for those Taxes that are due but not yet payable, or contested in good faith by Sellers and for which adequate reserves have been established on the Internal Financial Statements.

(c)           Except as set forth on Schedule 4.16, there is no threatened assessment of any additional Taxes for any period for which Tax returns have been filed, which relates to the Business or Assets.  There is no action concerning any Tax liability of Sellers either (i) claimed or raised or (ii) as to which Sellers have knowledge, which relates to the Business or Assets.  No such Tax returns are under audit or threatened to be under audit.  Except as set forth on Schedule 4.16, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax returns required to be filed on or before Closing.

(d)           No Seller is a “foreign person” within the meaning of Section 1445 of the Code.

4.17        Real Estate Leases and Owned Real Property.

(a)           Schedule 4.17(a) contains a complete and correct list of all owned real property of the Company (such real property, including the land and all structures, facilities, fixtures, systems, improvements and items of property located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing and all real estate tax refunds and casualty and condemnation proceeds relating thereto being referred to herein as the “Owned Property”).  No Seller has received any written notice that any of the Owned Property is subject to any governmental decree or order to be sold or condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the knowledge of the Seller, has any such condemnation, expropriation or taking been proposed.

(b) All Real Estate Leases and all amendments and modifications thereto are in full force and effect, no Seller is in material breach or default under, and to Sellers’ knowledge, there is no default by any other party under, any Real Estate Lease and, except as set forth on Schedule 4.17(b), to Sellers’ knowledge, there is no fact or circumstance that, with the giving of notice or lapse of time or both, would constitute a default by the Sellers or any other party thereunder or could result in the termination of any Real Estate Lease.  Sellers have the right under valid and existing leases to occupy, use or control the real property leased by it.

(c)           Except as set forth on Schedule 4.17(c), PEP has good and marketable fee simple title to the Owned Property, free and clear of all Liens.  There are no parties in possession of any portion of the Owned Property, other than PEP.

(d)           All real property Assets, including the Owned Property and property leased by Sellers, is in good condition and repair, ordinary wear and tear excepted.  To Sellers’ knowledge, the Owned Property has and will at Closing have sufficient access to necessary utilities and to public rights of way, in each case to permit the operation of the Owned Property as currently conducted.

(e)           No extension, expansion, purchase, right of first refusal or offer or other options have been exercised by the Seller under any Real Estate Lease which is not disclosed on Schedule 4.17(e).

4.18        Environmental Matters.  With respect to the Owned Property, any property occupied by Sellers pursuant to any Real Estate Leases or any real property ever owned, operated or leased by Sellers primarily in connection with the Business (collectively, the “Real Property Assets”), or otherwise primarily in connection with the Business,

(a)           Sellers have not engaged in any operation in which any Hazardous Substances (as hereinafter defined) have been handled, manufactured, treated, stored, used or generated, except for such quantities handled, manufactured, treated, stored, used or generated in compliance with applicable Environmental Laws (as hereinafter defined).

(b)           Sellers are not a party to any litigation in which it is alleged, and Sellers have not received notice of or a request for information related to any allegation or investigation of the possibility, that it or any of its assets is subject to any liability, clean-up or other obligation arising out of or relating to any discharge, or the storage, handling or disposal, of any Hazardous Substance.

(c)           Sellers are in compliance with all Environmental Laws.  Sellers have not received any written or oral communication, notice, claim, subpoena, or summons, or been threatened orally or in writing with any notice, claim, subpoena, or summons, from any person, including any Governmental Authority, alleging (i) that Sellers are not in full compliance with all Environmental Laws, (ii) any environmental liability relating to Sellers, or (iii) any violation by Sellers of any Environmental Law.  To Sellers’ knowledge, there are no circumstances that are reasonably likely to prevent or interfere with compliance in the future.

(d)           There are no underground storage tanks, active or abandoned, at any Real Property Assets which Sellers are required to investigate, retrofit, abate, remediate or remove under Environmental Law.

(e)           To the extent any exist, Sellers have delivered to Purchaser all environmental documents, studies and reports in Sellers’ possession or control (including without limitation, Phase I and Phase II investigation reports) relating to: (i) the Real Property Assets; or (ii) any liability arising under Environmental Law of the Sellers relating to the Business.

(f)            “Environmental Laws” means all federal, state and local laws and regulations (including common law) relating to pollution or protection of human health (including the exposure of persons to Hazardous Substances, and occupational health and safety) or the environment

(including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, disposal, Releases or threatened Releases of Hazardous Substances, or otherwise relating to the Management, Remediation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances pursuant to, without limitation, the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the New Jersey Industrial Sites Recovery Act (“ISRA”), the Occupational Safety and Health Act (“OSHA”) and the Toxic Substances Control Act (“TSCA”), all as amended, and any requirements promulgated pursuant to these applicable laws or any analogous state or local applicable laws.

(g)           “Hazardous Substances” means all materials, wastes or substances defined by, or regulated under, any Environmental Laws as a hazardous waste, hazardous material, hazardous substance, contaminant, pollutant, solid waste, toxic waste, or toxic substance, including petroleum and petroleum products, asbestos and asbestos-containing materials, lead, toxic mold, radioactive materials and polychlorinated biphenyls, with the exception of de minimis quantities of Hazardous Substances contained in cleaning materials, office supplies, commercial solid waste (as defined in the regulations under RCRA), lawn maintenance materials or landscaping materials used in the ordinary course of business and in compliance with Environmental Laws.

(h)           “Management” means with respect to any substance or material, the use, possession, distribution, processing, manufacturing, generation, treatment, storage, recycling, transportation, Release, Remediation or disposal of such substance or material.

(i)            “Release” when used in connection with Hazardous Substances, shall have the meaning ascribed to that term in 42 U.S.C. 9601(22), but not subject to the exception in Subsection (A) of 42 U.S.C. 9601(22).

(j)            “Remediation” means (a) any remedial action, response or removal as those terms are defined in 42 U.S.C. § 9601; or (b) any “corrective action” as that term has been construed by governmental authorities pursuant to 42 U.S.C. § 6924.

4.19        Licenses; Registrations; Permits; Etc.  Except as set forth on Schedule 4.19, Sellers possess all material governmental registrations, licenses, permits, authorizations, consents and approvals (“Permits”) necessary to operate the Business as currently conducted.

4.20        Circulation. The representations and statements contained in the statements submitted to the Audit Bureau of Circulations in connection with their most recent annual audit reports for each Publication were properly prepared and accurately reflect the circulation results for each Publication.

4.21        Postmaster General and Filings.  Seller has timely filed annual reports for the Publications for all applicable years with the Postmaster General of the United States of America pursuant to the requirements of 39 U.S.C. Section 3685.  Each Publication qualifies for periodical class (formerly referred to as second class) status under applicable rules and regulations of any instrumentality of the United States.

4.22        Insurance.  Schedule 4.22 sets forth a true and complete list of all casualty, directors’ and officers’ liability, general liability, product liability and all other types of insurance maintained with respect to the Business and the Assets, together with the carriers and liability limits for each such policy.  All such policies are in full force and effect.  All premiums with respect thereto have been paid to the extent due.  No notice of cancellation, termination or reduction of coverage has been received with respect to any such policy.

4.23        Fixed Assets.

(a)           Schedule 4.23 sets forth a true and complete list, in all material respects, of  all machinery, equipment, furniture, furnishings, rolling stock, tools, vehicles, computer hardware and other tangible personal property owned or leased by the Sellers and related to, used or held for use in connection with the Business (“Fixed Assets”) owned by the any of the Sellers as of September 30, 2006.

(b)           Each item of the Fixed Assets is in all material respects in good operating condition and repair, ordinary wear and tear excepted.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Sellers that:

5.01        Organization of Purchaser.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to execute and deliver this Agreement and the other agreements and instruments referred to in this Agreement that Purchaser is executing and delivering (the “Purchaser’s Additional Agreements”; together with the Sellers’ Additional Agreements, the “Additional Agreements”) and to carry out the transactions contemplated hereby and thereby.

5.02        Authorization of Agreement.  The execution, delivery and performance by Purchaser of this Agreement and Purchaser’s Additional Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Purchaser. This Agreement and Purchaser’s Additional Agreements have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

5.03        No Conflicts.  Neither the execution, delivery or performance of this Agreement or any of Purchaser’s Additional Agreements, nor the consummation by Purchaser of the transactions contemplated hereby or thereby, nor compliance by Purchaser with the terms and provisions hereof or thereof will: (i) conflict with the organizational and operational documents of Purchaser; (ii) conflict with, or result in the breach or termination of, or constitute a default (or with notice or lapse of time or both, constitute a default) under or result in the termination or suspension of, or accelerate the performance required by any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument to which Purchaser is a party or by which Purchaser is bound; or (iii) constitute a violation by Purchaser of any law or statute or any judgment, ruling, order, writ, injunction, decree, rule or regulation of any court or governmental authority applicable to Purchaser; except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, breaches, terminations, suspensions or acceleration of performance which, taken as a whole, would not be reasonably likely to have a material adverse effect on the business, assets or condition (financial or otherwise) of Purchaser.

5.04        No Consents. Assuming compliance with the notification requirements of the HSR Act, no order, permission, consent, approval, license, authorization, registration, or validation of, or filing with, or notice to, or exemption by, any governmental authority, commission, board, or agency is required to authorize, or is required in connection with, the execution, delivery or performance by Purchaser of this Agreement or any of Purchaser’s Additional Agreements.

5.05        Litigation. There are no actions, suits, inquiries, proceedings or investigations pending, or, to Purchaser’s knowledge, threatened before any court or Governmental Authority against Purchaser relating to the transactions contemplated by this Agreement or Purchaser’s Additional Agreements.

5.06        No Brokers. Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees or commissions in connection with the transactions contemplated by this Agreement.

5.07        Purchaser’s Examination.  Purchaser is not relying on any forecasted operating results or budgets of the Business prepared by or on behalf of Sellers.  Purchaser acknowledges and agrees that no representation or warranty has been or is being made by Seller except as expressly set forth in this Agreement and no representation or warranty is being made by Seller as to the future operations or prospects of the Business.

5.08        Financial Ability.  Purchaser has cash available or has existing borrowing facilities that are sufficient to enable it to consummate the transactions contemplated by this Agreement on the Closing Date.

ARTICLE VI. FURTHER AGREEMENTS OF THE PARTIES.

6.01        Expenses.  Purchaser and Sellers shall bear their own respective expenses incurred in connection with the negotiation and preparation of this Agreement, the Additional Agreements and the consummation and performance of the transactions contemplated hereby and thereby and in connection with all obligations required to be performed by each of them under this Agreement and the Additional Agreements, except as otherwise may be provided herein.

6.02        Consents to Assignments of Contracts.  Purchaser acknowledges that certain consents and approvals with respect to the transactions contemplated by this Agreement may be required from parties to the Assumed Contracts and that such consents and approvals have not yet been obtained and may not be obtained prior to the Closing and the parties agree that this Agreement shall not be deemed to constitute an assignment or transfer of any such Assumed Contract, or an attempted assignment or transfer thereof and any such contract shall not be considered an “Assumed Contract” hereunder until such consent or approval is received.  Sellers shall use their reasonable commercial efforts, in cooperation with Purchaser, to obtain any such consents and approvals; provided, however, that such efforts shall not include any requirement of Sellers to expend money (other than payment of fees, including legal fees, set forth in the applicable Assumed Contracts), commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party, other than to remedy defaults thereunder.  In the event such consents or approvals have not been obtained, at Purchaser’s request, Sellers will cooperate with Purchaser to provide that the Purchaser shall receive Sellers’ interest in the benefits under any such contract, including (at Purchaser’s request) performance by Sellers as agent, provided that the Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent that such Purchaser would have been responsible therefor hereunder if such consent or approval had been obtained.  Notwithstanding anything herein to the contrary, nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an assignment, attempt or agreement to assign any Assumed Contract, which by its terms or by Law is (i) void upon the attempted assignment of such Assumed Contract without the consent of a third party or a Governmental Body or (ii) is cancelable by a third party in the event of an assignment unless and until such consent shall have been obtained.

6.03        Employees.  (a)     Schedule 6.03 sets forth the title and name of each employee who is employed primarily by the Business (or by Sellers relating primarily to the

Business) and his or her dates of employment, current wage rate or salary and target Executive Incentive Compensation Plan or bonus payments for fiscal year 2006 (each, an “Employee” and collectively, the “Employees”).  Purchaser shall offer employment to each Employee, other than those Employees listed on Schedule 6.03(a) (the “Non-Offered Employees”), which Schedule 6.03(a) shall be amended at Purchaser’s request prior to the Closing Date to include up to 10 additional circulation, production and manufacturing Employees.  Sellers will provide Purchaser reasonable access, information and assistance to allow Purchaser to evaluate its needs in circulation, production and manufacturing..  For each employee who accepts employment with Purchaser (a “Transferred Employee”), Purchaser shall provide each Transferred Employee with wage or salary, commission and benefits (other than an employee stock purchase plan) in the aggregate for such Transferred Employees that are not materially less favorable than those in effect on the Closing Date as have been disclosed to Purchaser; provided, however, that nothing in this Agreement shall prevent the Purchaser from terminating the employment of any such Employee after the Closing Date.  Purchaser shall be responsible for and shall pay, and Sellers shall have no obligations whatsoever for any salary, bonus (including, without limitation, all Bonus Plans (as defined below)) for 2007, sales commissions, fringe or pension benefits or other benefits or claims, including, without limitation, severance payments and COBRA benefits, payable to, or accruable for, all Transferred Employees incurred following the Closing Date and any such obligations in the amounts reflected on the Closing Date Statement.

(b)           Notwithstanding anything to the contrary in subsection (a), Sellers agree that they will pay to eligible Employees, in accordance with the terms of any Bonus Plans (as defined below), any amounts that may become owing to such Employees under PRIMEDIA’s Executive Incentive Compensation Plan or any other annual bonus plan or program (collectively, “Bonus

Plans”) for 2006.  Purchaser shall have no obligation for any 2006 bonuses under any Bonus Plan for any Employees, and PRIMEDIA shall satisfy any Bonus Plan obligations relating to 2006 in full.

(c)           Purchaser shall, as to all Transferred Employees, use commercially reasonable efforts to cause its insurance carriers and benefit plan administrators or trustees to the extent permitted under its plans to: (i) recognize service with Seller (and any predecessors thereto and any other subsidiary or Affiliate of Seller) prior to Closing (“Prior Service”) for purposes of eligibility to enroll in its welfare plans (e.g., its life, medical, dental, accident, disability and similar benefit plans), to the extent such service was recognized by Seller’s corresponding plans; and (ii) provide each Transferred Employee with credit under its medical plan for payments made under the PRIMEDIA Medical Plan in satisfying any deductible or out-of-pocket limit requirements for the year in which the Closing Date occurs.

(d)           Purchaser shall recognize Prior Service for all Transferred Employees for purposes of determining entitlement to post-Closing accruals of vacation and sick leave as employees under its applicable vacation and sick leave policies, to the extent recognized by Seller; provided that Purchaser shall recognize all Prior Service (including pre-Closing) for any Transferred Employees employed in California or who have received pre-approval from their supervisors to carry-over not more than one (1) week vacation time.  Purchaser shall recognize Prior Service for purposes of determining entitlement to any severance benefits which may be payable by Purchaser to any Transferred Employee, to the extent recognized by Seller. Purchaser shall pay to any Transferred Employee who has a written agreement regarding severance disclosed to the Purchaser on Schedule 4.12, the amount set forth therein in the event of such Transferred Employee’s termination “without cause” or as otherwise may be required under such written agreement.  In the absence of a written agreement with any such Transferred Employee, for a period of one hundred eighty (180) days following the Closing Date, Purchaser shall pay to any Transferred Employee that is terminated “without cause” severance in an amount no less than the amount payable consistent with the Seller’s customary practices as set forth on Schedule 4.12.

(e)           Purchaser shall recognize Prior Service, to the extent recognized by Sellers, for all Transferred Employees for purposes of eligibility and vesting under each benefit program that provides pension, savings, or other deferred benefits which is adopted, maintained, or contributed to by Purchaser to the extent Transferred Employees participate or are eligible for participation after the Closing.

(f)            No person (including any Transferred Employee or dependent or beneficiary thereof), or any other person not a party to this Agreement, shall be entitled to assert any claim pursuant to this Section 6.03.

(g)           In the event any Non-Offered Employees are entitled to severance benefits, Sellers shall be responsible for the first $25,000 in the aggregate and Sellers and Purchaser shall each be responsible for fifty percent of any amounts in excess of $25,000.

6.04        Further Assurances. Each of Purchaser and Sellers shall execute such documents and other papers and take such further actions as the other party may reasonably request in order to carry out the provisions hereof and the transactions contemplated hereby, including, without limitation, to obtain any consents from any party to any Assumed Contract which is required in connection with the transactions contemplated hereby, provided that such obligation shall not require either party to give any guarantee or expend money other than out-of-pocket expenses incurred in the ordinary course of cooperating with Purchaser in obtaining such consents and to remove, and provide evidence of removal, of all Liens with respect to the Assets. The parties shall cooperate with each other in connection with any litigation relating to the Business, including providing reasonable access to books and records and employees (current or former); provided that in no event shall either party be required to make any expenditure of money in connection therewith.

6.05        Correspondence.  Each party will promptly remit to the other party any correspondence or amounts received by it which properly belong to the other party.

6.06        Record Retention.  Each party shall maintain the agreements, documents, books, records and files specifically relating to the Business (collectively, “Records”) for a period of six years following the Closing Date; provided that if any party intends to destroy any Records after such time period, it shall first offer such Records to the other parties prior to any such destruction. From and after the Closing Date, upon reasonable written notice, Purchaser and Sellers shall furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours and upon reasonable prior written notice, Records relating to periods prior to the Closing Date, and shall permit such persons to examine and copy, at such persons’ sole cost and expense, such Records to the extent reasonably requested by the other party as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or the defense of any claim or assessment. The parties agree to cooperate so that such access does not unreasonably disrupt the normal operations of Purchaser or Sellers.

6.07        Discontinuance of Obligation to Provide Services or Benefits.  Any services or benefits provided by Sellers or any Affiliate of Sellers to or for the Business or to any of its officers or employees shall terminate as of the Closing Date, except as set forth expressly set forth herein or in the TSA.

6.08        No Disclosure.

(a)           Each of Purchaser and PRIMEDIA agrees that it shall not, directly or indirectly, make any public announcement or issue any press release in connection with the transactions contemplated hereby, except (i) as provided in Section 6.08(b) or (ii) if Purchaser or PRIMEDIA (A) is ordered to make such disclosure by a court of competent jurisdiction or (B) is advised by legal counsel that such disclosure is required under applicable laws or the rules and regulations of any stock exchange upon which Purchaser’s or PRIMEDIA’s securities are traded, in which case the party making the required disclosure shall inform the other party as to the timing and contents of such disclosure prior to making such disclosure.

(b)           Purchaser and Seller shall not issue any press release or make any other public statement in connection with the transactions contemplated hereby, without prior approval of the other party. Any subsequent press release or public announcement made by either party hereto after approval of any such press release shall be consistent with (including in scope) the press release or releases approved the parties in accordance with the preceding sentence.

6.09        Use of Name.  Following the Closing, Purchaser may have in inventory a quantity of preprinted stationery, invoices, receipts, forms, advertising and promotional materials, training and source literature, packaging materials and other supplies (collectively, the “Stationery”) which bear the PRIMEDIA name and variations and derivations thereof.  Purchaser agrees to exhaust such Stationery in the ordinary course of business as soon as reasonably practicable after the Closing, but in any event no later than 90 days after the Closing.  Except as provided in this Section 6.09, no interest in or right to use the name “PRIMEDIA” or any variation or derivation thereof is being transferred to Purchaser pursuant hereto.

6.10        Bulk Sales Law. Purchaser waives compliance by Sellers with the requirements of any bulk sales law, if and to the extent applicable to the transactions contemplated by this Agreement.  Any liabilities arising with respect to bulk sales laws in connection with the purchase of the Assets shall be Excluded Liabilities.

6.11        Efforts to Close; Financing.  During the period commencing on the date of this Agreement and continuing until the Closing Date, each of Purchaser and Sellers shall use their reasonable best efforts to consummate the transactions contemplated by this Agreement, including, without limitation (but subject to Section 6.13), complying promptly with all requests or requirements which applicable federal or state law or governmental officials may impose on them with respect to the transactions which are the subject of this Agreement.  Immediately following the execution of this Agreement, Purchaser shall use its reasonable best efforts to obtain debt financing on terms reasonable to the Purchaser (which shall not include the requirement to incur increased fees and expenses in order to have the Closing occur by December 31, 2006) and to consummate the transactions contemplated by this Agreement no later than December 31, 2006.  Sellers agree to provide all reasonable cooperation in connection with the arrangement of any debt financing as may be reasonably requested by Purchaser (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Business).

6.12        Transfer Taxes; Filing Fees.  Sellers and Purchaser shall each pay half of any state or local sales, transfer (including transfer taxes relating to real estate) or like taxes payable in connection with the transactions contemplated pursuant to this Agreement.  Purchaser and Seller shall each be responsible for fifty percent of the payment of any HSR Act filing fees.

6.13        Regulatory and Other Authorizations.  The Sellers and the Purchaser shall use all commercially reasonable efforts to obtain all governmental authorizations of all Governmental Authorities that may be or become necessary for its respective execution and delivery of, and the respective performance of its obligations pursuant to, this Agreement. Purchaser and Sellers have filed their respective Notification and Report Forms under the HSR Act with respect to the transactions contemplated hereby and have requested early termination of the waiting period applicable to such filings under the HSR Act.  Each of Purchaser and Sellers agrees to respond as promptly as practicable to any request for additional information or documentary material made pursuant to the HSR Act.  Purchaser (or its Affiliates) shall not take any actions in the operation of their existing portfolio companies to prevent the parties from obtaining all governmental authorizations necessary under the HSR Act.  Notwithstanding anything herein to the contrary, the Purchaser shall not be required to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (A) require the divestiture of any assets of the Purchaser or any of its Affiliates or any portion of the Business or the Assets or (B) limit the Purchaser’s freedom of action with respect to, or its ability to consolidate and control, the Business or the Assets or any of the Purchaser’s or its Affiliates’ other assets or businesses.

6.14        Operation of the Business Prior to the Closing.  (a) Sellers covenant and agree that between the date hereof and the Closing Date, Sellers will operate the Business in the ordinary course consistent with Sellers’ past practices (except where such conduct would conflict with other obligations of Sellers under this Agreement) and, except as with the prior consent of Purchaser (such consent not to be unreasonably withheld), Sellers shall not:

(i)            renew, extend, amend, terminate, or waive any material right under, or do or omit to do any act (or permit such an act or omission) which will cause a material breach of, any Material Contract, or enter into any Real Estate Lease in connection with the Business involving a term of more than one year;

(ii)           enter into any material written employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any Employee or increase the compensation, bonuses, or other benefits payable or to be payable to any of the Employees, except consistent with past practices;

(iii)          make any capital expenditures or commitments for capital assets that exceed $100,000 on an individual basis or $500,000 in the aggregate;

(iv)          with respect to the Business or the Assets, make any change in any Seller Accounting Policies or change any tax accounting method, except as required by GAAP or applicable Law;

(v)           issue, sell, pledge, dispose of or otherwise subject to any Lien, except for (i) liens for current taxes and assessments not yet past due, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business consistent with past practice of the Business and (iii) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the conduct of the Business as currently conducted (collectively, “Permitted Liens”), any Assets, other than sales or transfers of inventory or receivables in the ordinary course of business consistent with past practice;

(vi)          other than in the ordinary course of business, sell, assign, license, transfer, convey, lease or otherwise dispose of the Owned Property, any Real Estate Leases or other properties or assets used in the Business and the value of which is in excess of $100,000 individually, or in the aggregate;

(vii)         accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable of the Business or defer expenses, reduce inventories or otherwise increase cash on hand from the Business, except in the ordinary course of business consistent with past practice;

(viii)        except in the ordinary course of business consistent with past practice, modify any advertising, marketing, subscription, renewal or promotional policy with respect to the Publications; and

(viii)        announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

(b)           Prior to the Closing Date, Purchaser shall be entitled, through its employees and representatives, to make such reasonable investigation of the operations of the Business, including without limitation, the Assets and the condition thereof, as Purchaser may reasonably request. Any such investigation shall be conducted at reasonable times, on prior notice, and under reasonable circumstances.

6.15        Notices of Certain Events.

(a)           From the date hereof through the Closing Date, Sellers shall give reasonably prompt written notice to Purchaser after Sellers becomes aware of (i) the occurrence or non-occurrence of any change, condition or event the occurrence or non-occurrence of which would render any representation or warranty of Sellers contained in this Agreement, if made on or immediately following the date of such event, untrue or inaccurate (or materially untrue or inaccurate in the case of representations qualified by materiality), (ii) the occurrence of any change, condition or event that has had or is reasonably likely to have a Material Adverse Effect, (iii) any failure of Sellers or any Affiliate of Sellers to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any event or condition that would otherwise result in the nonfulfillment of any of the conditions to Purchaser’s obligations hereunder, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or (v) any judicial, administrative, regulatory, or arbitral actions, suits or proceedings (whether civil, criminal, judicial, whether public or private) or investigation by or before a Governmental Authority (other than inspections in the ordinary course of business) pending or, to the knowledge of Sellers, threatened against a party or the parties relating to the transactions contemplated by this Agreement.

(b)           From the date hereof through the Closing Date, Sellers shall supplement the information set forth on the Schedules with respect to any matter now existing or hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Schedules or that is necessary to correct any information in the Schedules or in any representation or warranty of Sellers which has been rendered inaccurate thereby promptly following discovery thereof.  No such supplement shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for purposes of determining the satisfaction of the conditions set forth in Section 7.01 or the compliance by Sellers with any covenant set forth herein or adversely affect Purchaser’s rights to indemnification pursuant to Article IX.

6.16          Intercompany Accounts and Agreements.  Except as set forth on Schedule 6.16 or pursuant to the TSA, (a) all intercompany accounts and agreements between Sellers or their Affiliates (excluding portfolio companies of investment partnerships controlled by Kohlberg Kravis Roberts & Co. LP) with respect to the Business as of the Closing Date shall be settled (irrespective of the terms of payment of such intercompany accounts) in full at or prior to the Closing Date and (b) all intercompany agreements between Affiliates of Sellers (with respect to the Business), on the one hand, and the Sellers, on the other hand, shall terminate with no further liabilities of the

Business or Assets thereunder and (c) Sellers will not enter into any agreements with any portfolio companies of investment partnerships controlled by Kohlberg Kravis Roberts & Co. LP between the date hereof and the Closing Date with respect to the Business.

6.17        Other Assets.  Subject to any necessary consents, PRIMEDIA shall cause and shall cause its subsidiaries (other than the other Sellers) to cause all Assets which are held by PRIMEDIA or its subsidiaries (other than the other Sellers) to be transferred to Purchaser without any further consideration (and such transferor will be deemed to be Sellers for purposes of the representations and warranties set forth in this Agreement).

6.18        Delivery of Audited Financial Statements.  (a)  Sellers shall deliver to Purchaser immediately after receipt thereof, but in no event later than December 22, 2006, a copy of (i) the audited statements of operations for the Business for the years ended December 31, 2005 and for the nine months ended September 30, 2006, (ii) the audited balance sheets for the Business as of December 31, 2005 and as of September 30, 2006 and (iii) the audited statements of cash flows for the Business as of December 31, 2005 and as of September 30, 2006 ((i), (ii) and (iii), collectively, the “Audited Financial Statements”).

(b)           Following the Closing, Sellers shall provide (i) Purchaser (or any of its Affiliates) and its accountants with reasonable access to its personnel, accountant work papers and information reasonably necessary to assist Purchaser (or such Affiliate) and its accountants in preparing audited financial statements for the Business for periods related to the time period of Sellers’ ownership of the Business (the “Prior Period Audited Financial Statements”) and (ii) will otherwise comply with reasonable requests from such accountants and Purchaser (or any of its Affiliates) related to the preparation of such Prior Period Audited Financial Statements and the inclusion of such Prior Period Audited Financial Statements in any offering document prepared after the closing relating to an offering of securities, including any such requests to provide such representations and/or certificates as would customarily be required to be provided to such accountants (subject to Purchaser signing the appropriate waivers) by Sellers as a predecessor owner of the business in connection with the issuance of such Prior Period Audited Financial Statements.

(i)            In respect of any Prior Period Audited Financial Statements prepared by Deloitte & Touche at the request of Purchaser for the 12-month period as of and ending December 31, 2006, Purchaser (or an Affiliate) shall only pay reasonable out-of pocket and documented costs incurred by Sellers in connection with the performance of their obligations pursuant to this Section 6.18(b).

(ii)           In respect of any Prior Period Audited Financial Statements prepared by an accountant other than Deloitte & Touche, or in respect of periods other than the 12-month period as of and ending December 31, 2006, Purchaser (or an Affiliate) shall pay reasonable out-of pocket and documented costs incurred by Sellers in connection with the performance of their obligations pursuant to this Section 6.18(b) and all other additional reasonable costs as the parties may mutually agree.

6.19        Covenant Not to Solicit Employees.  (a)  For a period of one (1) year after the Closing Date, Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly, cause, solicit, induce or encourage any employees who are or, after the Closing Date, become employees of Sellers or their Affiliates to leave their employment with any of the Sellers or their Affiliates; provided, however, the foregoing shall not prohibit (i) general solicitations of employment not specifically directed toward employees of Sellers or their Affiliates or the hiring of such employees in response thereto or (ii) the hiring, employment or engagement of any employee of Seller or their Affiliates who presents himself or herself for employment without direct or indirect solicitation by Purchaser or any Affiliate of Purchaser; provided that Purchaser shall be required to wait for a period of three (3) months from the date such employee ceases being an employee of Sellers or their Affiliates before hiring such person.

(b)           For a period of one (1) year after the Closing Date, Sellers shall not, and shall cause their Affiliates not to, directly or indirectly cause, solicit, induce or encourage any Transferred Employees to leave their employment with Purchaser or its Affiliates; provided, however, the foregoing shall not prohibit (i) general solicitations of employment not specifically directed toward Transferred Employees or the hiring of such employees in response thereto or (ii) the hiring, employment or engagement of any Transferred Employee who presents himself or herself for employment without direct or indirect solicitation by Sellers or any Affiliate of Sellers; provided that Sellers shall be required to wait for a period of three (3) months from the date such employee ceases being an employee of Purchaser or their Affiliates before hiring such person.

6.20        Release of Liens.  Prior to or at the Closing, Sellers shall execute and deliver such instruments and other documents, and take such other actions, in each case as may be required or reasonably requested by the Purchaser to effect or evidence the release of any and all Liens with respect to the Assets, other than Permitted Liens.

6.21        Direct Marketing Expenses.  In the event that Closing occurs after December 31, 2006, then at the time payment is made in accordance with Section 2.02(f) (and without double-counting any costs and expenses reimbursable hereunder and any amounts taken into consideration in calculating the Closing Date Statement), Purchaser shall reimburse Sellers for all out of pocket costs and expenses in connection with any and all direct marketing campaigns for the Business (the “DM Campaigns”) commencing after January 1, 2007 (which costs and expenses are expensed on or after January 1, 2007) and conducted in the ordinary course consistent with past practice.  Subject to the foregoing, the costs and expenses for DM Campaigns subject to reimbursement under this provision shall include, but not be limited to, lettershop, printing, list rental, merge/purge, outbound postage, premium, premium fulfillment and inbound postage (BRE).  Sellers shall provide Purchaser with an invoice of all expenses reimbursable under this Section 6.21 not later than thirty (30) days after the Closing Date.

ARTICLE VII.  CONDITIONS TO CLOSING

7.01        Conditions to Closing.

(a)           The obligation of Purchaser to consummate the transactions contemplated under this Agreement is subject to the fulfillment or waiver by Purchaser, as of the Closing Date, of each of the following conditions:

(i)            Each of the representations and warranties of Sellers in this Agreement shall be true and correct in all respects (other than those representations qualified by materiality or Material Adverse Effect qualifiers which shall be in true and correct in all respects) as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, on and as of such earlier date) in each case except for breaches as to matters that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(ii)           Sellers shall have performed and complied in all respects with all covenants, obligations and undertakings required by this Agreement to be performed or complied with on or prior to the Closing Date;

(iii)          The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been earlier terminated without action taken to prevent consummation of the transactions contemplated by this Agreement;

(iv)          No judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Agreement and no provision of any applicable Law, code of practice or guidance, interpretation or other legally enforceable requirement of any Governmental Authority shall be in effect which prohibits, makes illegal or has the effect of enjoining the consummation of the transactions contemplated by this Agreement; and

(vii)         There shall not have occurred any change, event or development that has had or is reasonably likely to have a Material Adverse Effect.

(b)           The obligation of the Sellers to consummate the transactions contemplated under this Agreement is subject to the fulfillment or waiver by Sellers, as of the Closing Date, of each of the following conditions:

(i)            Each of the representations and warranties of Purchaser in this Agreement shall be true and correct in all respects (other than those representations qualified by materiality and Material Adverse Effect qualifiers which shall be in true and correct in all respects) as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, on and as of such earlier date) in each case except for breaches as to matters that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(ii)           Purchaser shall have performed and complied in all respects with all covenants, obligations and undertakings required by this Agreement to be performed or complied with on or prior to the Closing Date;

(iii)          The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been earlier terminated without action taken to prevent consummation of the transactions contemplated by this Agreement; and

(iv)          No judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Agreement and no provision of any applicable law, rule, regulation, ordinance, code of practice or guidance, interpretation or other legally enforceable requirement of any governmental, regulatory or administrative body or agency shall be in effect which prohibits, makes illegal or has the effect of enjoining the consummation of the transactions contemplated by this Agreement.

7.02        Documents to be Delivered by Sellers.  At the Closing, Sellers shall deliver to Purchaser the following documents:

(a)           a copy of resolutions adopted by the Board of Directors of each Seller authorizing the execution, delivery and performance of this Agreement and Sellers’ Additional Agreement, and a certificate of the secretary or assistant secretary of each Seller, dated the Closing Date, stating that such resolutions were duly adopted and are in full force and effect at such date and setting forth the incumbency of each person executing this Agreement or any document required by this Section 7.02, on behalf of Seller;

(b)           the TSA, dated the Closing Date and duly executed and delivered by Sellers and PRIMEDIA;

(c)           trademark and copyright assignments, in form satisfactory to Sellers and Purchaser, dated the Closing Date and duly executed and delivered by Sellers;

(d)           a general warranty deed to convey to the Purchaser the Owned Property, in the form of Exhibit B (the “Deed”), in proper form for recording and duly executed and acknowledged by the Seller, together with any transfer tax returns and other forms required to be filed under local law in connection with recording the Deed;

(e)           assignment of all Real Estate Leases, in the form of Exhibit C (the “Assignment of Leases”), duly executed by the Seller;

(f)            a customary form owner’s affidavit of Seller in favor of the title insurance company with respect to the Owned Property;

(g)           the Harrisburg Sublease, substantially in the form attached hereto as Exhibit D (the “Harrisburg Sublease”), dated the Closing Date and duly executed and delivered by Sellers;

(h)           the Wilshire Sublease, substantially in the form attached hereto as Exhibit E (the “Wilshire Sublease”), dated the Closing Date and duly executed and delivered by Sellers;

(i)            a certificate duly executed by an officer of each Seller dated as of the Closing Date with respect to the matters set forth in Section 7.01(a)(i) and (ii);

(j)            certificates of an officer of each of the Sellers, sworn to under penalty of perjury, setting forth the Seller’s name, address and United States federal tax identification number, stating that the Seller is not a “foreign person” within the meaning of Section 1445 of the Code, and otherwise executed in accordance with Treasury Regulations Section 1.1445-2(b)(2);

(k)           executed agreements (signed by the applicable Sellers and their Affiliates and the counter-party thereto) assigning Sellers’ or their Affiliates’ rights under those Shared Contracts identified on Schedule 7.02(l), which agreements shall be in a form reasonably satisfactory to Purchaser;

(l)            consents (signed by the applicable Sellers and their Affiliates and the counter-party thereto) identified on Schedule 7.02(l) (the “Required Consents”), which consents shall be in a form reasonably satisfactory to Purchaser; and

(m)          such instruments and other documents as may be required or reasonably requested by the Purchaser to effect or evidence the release of any and all Liens with respect to the Assets other than Permitted Liens.

7.03        Documents to be Delivered by Purchaser.  At the Closing, Purchaser shall deliver to the Seller the following documents:

(a)           a copy of the resolutions adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the Purchaser’s Additional Agreements, and a certificate of the secretary or assistant of Purchaser, dated the Closing Date, stating that such resolutions were duly adopted and are in full force and effect at such date and setting forth the incumbency of each person executing this Agreement, or any document required by this Section 7.03 on behalf of Purchaser;

(b)           the TSA, dated the Closing Date and duly executed and delivered by Purchaser;

(c)           the Assignment of Leases, duly executed by Purchaser;

(d)           the Harrisburg Sublease;

(e)           the Wilshire Sublease; and

(f)            a certificate duly executed by an officer of Purchaser dated as of the Closing Date with respect to the matters set forth in Section 7.01(b)(i) and (ii).

7.04        Funds to be Delivered.  Purchaser shall deliver the Purchase Price to Seller in accordance with the terms of Article II hereof.

ARTICLE VIII. TAX MATTERS

8.01        General.  For the sole purpose of apportioning any Taxes relating to the

Business or the Assets for a Tax year or Tax period that begins before and ends after the Closing Date (a “Straddle Period”), the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall equal the Tax for the period multiplied by a fraction, the numerator of which shall be the number of days in the period up to and including the Closing Date, and the denominator of which shall be the total number of days in the period.

8.02        Tax Indemnification.  Notwithstanding any provision of Article IX (Indemnification) to the contrary:

(a)           the Sellers shall be responsible for and pay, and shall indemnify and hold harmless Purchaser from and against all Taxes (a) of the Sellers or (b) relating to the Business, the Assets or the Assumed Liabilities: (i) for any period (or any portion thereof) ending on or prior to the Closing Date; and (ii) by reason of transferee or successor liability arising in respect of a transaction undertaken by the Sellers on or prior to the Closing Date; and

(b)           Purchaser shall be responsible for and pay, and shall indemnify and hold harmless the Sellers from and against all Taxes relating to the Business, the Assets or the Assumed Liabilities for any period (or any portion thereof) beginning after the Closing Date.

8.03        Treatment as Purchase Price Adjustment.  For Tax purposes, the parties agree to treat all payments made under this Article VIII and Article IX as adjustments to the Purchase Price.

ARTICLE IX. INDEMNIFICATION.

9.01        Survival.  The representations and warranties of Seller, on the one hand, and Purchaser, on the other hand, shall survive the Closing Date until the 18-month anniversary of the Closing Date, except that the representations and warranties contained in (i) Section 4.16 (Taxes) and Section 4.18 (Environmental Matters) shall survive until the expiration of the applicable statute of limitations and (ii) Sections 4.01, 4.02, 4.15, 5.01 and 5.02 shall survive indefinitely, Seller’s indemnification obligation under Section 9.02(a)(iv) and Purchaser’s indemnification obligation under Section 9.03(e) shall survive indefinitely. The expiration of any covenant, representation or warranty shall have no effect on the continued validity of any claim if written notice was given in accordance with this Article IX before the date of such expiration.

9.02        Indemnification by Sellers. (a)          Sellers, jointly and severally, shall indemnify Purchaser and hold Purchaser, Purchaser’s parent, subsidiaries and its Affiliates and their respective officers, directors, employees, Affiliates, stockholders, partners, members, agents, attorneys. representative and permitted assigns (collectively, “Purchaser Indemnified Parties”) harmless against and in respect of any and all costs, damages, losses, obligations, actions, suits, proceedings, claims, demands, assessments, judgments, penalties, liabilities, costs and expenses (including, without limitation, attorneys’ and other professionals’ reasonable fees, costs and disbursements, costs of investigation and all fines, interest and amounts paid in settlement) (collectively, “Claims”), that arise from or relate or are attributable to (i) any misrepresentation by Sellers or breach of a representation or warranty made by Seller under this Agreement or Sellers’ Additional Agreements (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein), (ii) any breach of any covenant or agreement on the part of Sellers set forth herein or in any of Sellers’ Additional Agreements, (iii) any liability or obligation to brokers retained by Sellers in connection with the transactions contemplated by this Agreement and (iv) the Excluded Liabilities.

(b)           Notwithstanding the foregoing, Sellers shall have no liability to indemnify the Purchaser Indemnified Parties (x) on account of any claim pursuant to clause (i) of Section 9.02(a) (except for claims relating to Section 4.16 (Taxes)) unless and until and only to the extent that the liability of Sellers in respect of such Claims, when aggregated with its liability in respect of all other Claims made pursuant to clause (i) of Section 9.02(a), amounts to more than One Million Dollars ($1,000,000), whereupon Seller shall be liable to pay amounts due pursuant to clause (i) of Section 9.02(a) only in excess thereof.

(c)           The maximum aggregate liability of Seller for any and all claims under clauses (i) of Section 9.02(a) (except for claims relating to Section 4.16 (Taxes)) shall not exceed twenty-five percent (25%) of the Purchase Price in the aggregate.

9.03        Indemnification by Purchaser. Purchaser shall indemnify Sellers and hold Sellers, Sellers’ parent, subsidiaries and their Affiliates and their respective officers, directors and employees harmless against and in respect of any and all Claims that arise from or relate or are attributable to (a) any misrepresentation by Purchaser or breach of a warranty made by Purchaser, in each case, under Article V hereof, (b) any breach of any covenant or agreement on the part of Purchaser set forth herein or in any of Purchaser’s Additional Agreements, (c) any liability or obligation to brokers retained by Purchaser in connection with the transactions contemplated by this Agreement, (d) any obligation to any Transferred Employee that accepts employment with Purchaser arising after the Closing (e) the Assumed Liabilities and (f) any liabilities and obligations arising out of operation of the Business by Purchaser after the Closing Date, including, without limitation, any obligations to fulfill any and all subscriptions (including, without limitation, costs to fulfill subscriptions) acquired as part of the Assets such that, except as otherwise provided herein, Sellers shall have no further obligations or costs associated with fulfilling subscriptions or advertising commitments after the Closing Date.

9.04        Notice to the Indemnitor.  Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying party (“Indemnitor”) under this Article IX, an indemnified party (“Indemnitee”) shall notify the Indemnitor in writing of such Claim. The failure to provide the notice contemplated herein will not relieve the Indemnitor of its indemnity obligation hereunder, except and only to the extent that it was prejudiced thereby.

9.05        Right of Parties to Settle or Defend. If the Indemnitor determines to accept the defense of such claim, the Indemnitee shall provide all requested waivers and authorities for the Indemnitor to act on behalf of the Indemnitee. The Indemnitor shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period after receipt of notice of such Claim by the Indemnitee during which the Indemnitor has failed to assume the defense thereof.  If the Indemnitor does not expressly assume the defense of such Claim, the Indemnitee shall have the sole right to assume the defense of and to settle such Claim; provided, however, that in no event shall the Indemnitee settle such claim without the prior consent of the Indemnitor as provided in Section 9.06 below.  If the Indemnitor assumes the defense of any Claim, the Indemnitee may participate, at its own expense, in the defense of such Claim; provided, however, that such Indemnitee shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnitor if (i) so requested by the Indemnitor to participate, or (ii) in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitee and the Indemnitor that would make such separate representation advisable and; provided, further, that the Indemnitor shall not be required to pay for more than one such counsel for all Indemnitees in connection with any Claim.

9.06        Settlement Proposals.  (a)  In the event that the Indemnitee desires to settle any third-party claim the defense of which has not been assumed by Indemnitor, the Indemnitee shall advise the Indemnitor in writing of the amount it proposes to pay in settlement thereof (the “Proposed Settlement”).  The Indemnitor shall have 20 days after the receipt of the notice of the Proposed Settlement to advise the Indemnitee whether it accepts the Proposed Settlement. If the Indemnitor notifies the Indemnitee that it accepts the Proposed Settlement, the Indemnitee may offer the Proposed Settlement to the third party making the claim. If after approval by the Indemnitor, the Proposed Settlement is not accepted by the party making such claim, any new Proposed Settlement which the Indemnitee may wish to present to the party making such claim shall again first be presented to the Indemnitor in accordance with the provisions of this Section 9.06.

(b)           Except as provided in the immediately following sentence, the Indemnitor may settle any third-party claim as to which it has agreed to accept the defense, on any terms which it may deem reasonable. In the event that the Indemnitor desires to settle any such third-party claim, the Indemnitor shall not, without the Indemnitee’s prior written consent, (i) settle or compromise any proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written and unconditional release from all liability in respect of such proceeding, claim or demand, or (ii) settle or compromise any such proceeding, claim or demand in any manner that adversely affects the Indemnitee, including through an admission of wrongdoing or the imposition of injunctive or equitable relief of any kind. Following the Closing, the indemnification obligations of this Article IX shall be the exclusive remedy for breaches of this Agreement and the Additional Agreements and no other remedy shall be had in contract, tort or otherwise, except for Claims or causes of action based on fraud.

9.07        Reimbursement.  At the time the amount of any liability on the part of the Indemnitor under this Article IX is determined (which in the case of payments to third persons shall be the earlier of (i) the date of such payments by the Indemnitee, (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights establishing such liability) and (iii) the date the Indemnitor has been notified of the acceptance of any settlement in accordance with Section 9.06, the Indemnitor shall, within 30 days after receipt of notice from the Indemnitee, pay to the Indemnitee the amount of the indemnity claim.

9.08        Certain Adjustments.  (a) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

(b)           For all purposes of this Article IX, any amounts payable in respect of Claims shall be net of any insurance paid to the Indemnitee from its own third party insurance policies in connection with the facts giving rise to the right to indemnification.

ARTICLE X. TERMINATION.

10.01      Termination By Either Purchaser or Sellers. This Agreement may be terminated (and the transactions contemplated herein may be abandoned) (a) by mutual written agreement of the parties hereto or  (b) by either party upon written notice to the other party if the Closing shall not have occurred on or before the date which is 50 days after delivery of the Audited Financial Statements (the “Termination Date”); provided, however, that neither Purchaser nor Seller shall be entitled to terminate this Agreement pursuant to this Section 10.01 if such party’s failure to fulfill any of its obligations under this Agreement has prevented the consummation of the transactions contemplated hereby.

10.02      Liabilities in Event of Termination.  In the event of any termination of this Agreement as provided in this Article X, (a) this Agreement shall forthwith become wholly void and of no further force and effect except for provisions of Sections 6.01, 6.08, 11.02 and 11.04 and

(b) there shall be no liability on the part of any of the parties hereto, except that such termination shall not preclude any party from pursuing judicial remedies for damages and/or other relief as a result of the breach by the other party of any representation or warranty or the breach by the other party of any covenant or agreement contained herein.

ARTICLE XI. MISCELLANEOUS.

11.01     Entire Agreement.  This Agreement (together with the Schedules and Exhibits hereto and the documents referred to herein) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties with respect to those matters.

11.02      Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of New York.  Purchaser and Sellers hereby irrevocably submit to the jurisdiction of any New York State or United States Federal Court sitting in New York City (and any appellate court therefrom) over any action or proceeding arising out of or relating to this Agreement. Each of Purchaser and Seller hereby irrevocably waives any objection that it may have to venue and the defense of an inconvenient forum to the maintenance of such action or proceeding.

11.03      Amendment; Waiver.  No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision or subsequent breach. Any waiver must be in writing. The failure of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof or any part hereof or the right of any party thereafter to enforce each and every such provision.

11.04      Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by registered mail, return receipt requested, sent by documented overnight delivery service or, to the extent receipt is confirmed, by facsimile to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Sellers:

c/o PRIMEDIA Inc.
745 Fifth Avenue
New York, NY 10151
Attention:  Erik Levy –Vice President
Phone: (212) 745-0100
Fax: (212) 745-0150

With a copy to:

PRIMEDIA Inc.
745 Fifth Avenue
New York, NY 10151
Attention: General Counsel
Phone: (212) 745-0100
Fax: (212) 745-0131

If to Purchaser:

InterMedia Outdoor, Inc.
c/o InterMedia Partners VII, L.P.
Attention: Mark J. Coleman, Esq.
405 Lexington Avenue, 48th Floor
New York, NY 10174
Fax: (212) 503-2879

With a copy to:

Gibson, Dunn & Crutcher LLP
Attention: David M. Wilf, Esq.
200 Park Avenue
New York, NY 10166
Fax: (212) 351-6277

11.05      Severability.  If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be of no force and effect, but the illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

11.06      Assignment and Binding Effect. None of the parties hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties hereto; provided, however, that Purchaser may assign this Agreement to any Affiliate of Purchaser in whole or in part without the prior consent of Sellers and; provided further, that no assignment shall limit the assignor’s obligations hereunder. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective legal successors and permitted assigns of the parties.

11.07      No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and permitted assigns and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

11.08      Counterparts.  This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, and each party thereto may become a party hereto by executing a counterpart hereof.  This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

11.09     Interpretation. Article titles, headings to sections and the table of contents are inserted for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation hereof.  The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in any schedule hereto is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party hereto shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes hereof As used herein, “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; “writing”, “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a person are also to its successors and permitted assigns; “hereof’, “herein”, “hereunder” and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto; references to any gender include references to the plural and vice versa; references to this Agreement or other documents are as amended or supplemented from time to time; references to “Article”, “Section” or another subdivision or to an attachment or ‘Schedule” are to an article, section or subdivision hereof or an attachment or “Schedule” hereto; references to “generally accepted accounting principles” shall mean generally accepted accounting principles in the United States.

11.10     Disclosure.  For the purpose of this Agreement, any disclosure made on one Schedule to this Agreement shall be deemed to be a disclosure for the purposes of all Schedules to this Agreement to the extent that the relevance of the disclosure is readily apparent.  In addition, any representation made “to the knowledge of Sellers” or to “Sellers’ knowledge” shall mean to the actual knowledge after due inquiry of the persons listed on Schedule 11.10 attached hereto.

11.11     No Presumption.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting.

11.12     Specific Performance; Remedies Cumulative.  Seller recognizes that the Assets cannot be readily obtained in the open market and that Purchaser will be irreparably injured if this Agreement is not specifically enforced.  Therefore, Purchaser shall be entitled in such event, in addition to bringing suit at Law or equity for money or other damages, to obtain specific performance to order the sale of the Assets contemplated by this Agreement.  In any action to enforce the provisions of this Agreement, Sellers and their Affiliates shall waive the defense that there is an adequate remedy at law or equity and hereby agrees that Purchaser shall have the right to obtain specific performance of the sale of the Assets contemplated by this Agreement.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first above written.

INTERMEDIA OUTDOOR, INC.

By:	/s/ David Koff

PRIMEDIA SPECIAL INTEREST PUBLICATIONS INC.

By:	/s/ Jason Thaler

PRIMEDIA ENTHUSIAST PUBLICATIONS INC.

By:	/s/ Jason Thaler

PRIMEDIA SPECIALTY GROUP INC.

By:	/s/ Jason Thaler

PRIMEDIA INC.

By:	/s/ Jason Thaler

SCHEDULE A

PSG Publications, Events, Websites and TV Programs

PSG Publications

Guns & Ammo

Handguns

Rifle Shooter

Petersen’s Hunting

Petersen’s Bowhunting

Gun Dog

Wild Fowl

PSG Events

Duck’s Unlimited Great Outdoors Festivals

Whitetail University

PSG Special Issue Publications – The Special Issue Publications vary from year to year.

Guns & Ammo – (1) Guns & Ammo Annual; (2) Book of 1911; (3) Shotguns Annual

Handguns – (1) Handguns Annual

PSG Websites

Guns & Ammo (www.gunsandammomag.com)

Handguns (www.handgunsmag.com)

RifleShooter (www.rifleshootermag.com)

Petersen’s Hunting (www.huntingmag.com)

Petersen’s Bowhunting (www.bowhuntingmag.com)

Gun Dog (www.gundogmag.com)

Wildfowl (www.wildfowlmag.com)

PSG TV Programs

Petersen’s Hunting Adventure Television
Guns & Ammo TV

Personal Defense TV

SCHEDULE B

PEP Publications, Events, Websites and TV Programs

PEP Publications

Bowhunter

In-Fisherman

Fly Fisherman

Walleye In-Sider

Shallow Water Angler

Walleye Guide

PEP Events

Professional Walleye Trail

PEP Websites

Bowhunter (www.bowhunter.com)

In-Fisherman (www.in-fisherman.com)

Fly Fisherman (www.flyfisherman.com)

Walleye In-Sider (www.in-fisherman.com/walleye_insider.com)

Shallow Water Angler (www.shallowwaterangler.com)

PEP TV Programs

In-Fisherman

Professional Walleye Trail

Bowhunter

Shallow Water Angler

SCHEDULE C

PSIP Publications, Events, Websites and TV Programs

PSIP Publications

Shooting Times

Shotgun News

Game & Fish

North American Whitetail

Florida Sportsman

Specific Regional Game & Fish Titles

•                  Alabama Game & Fish

•                  Arkansas Sportsman

•                  California Game & Fish

•                  Florida Game & Fish

•                  Georgia Sportsman

•                  Great Plains Game & Fish

•                  Illinois Game & Fish

•                  Indiana Game & Fish

•                  Iowa Game & Fish

•                  Kentucky Game & Fish

•                  Louisiana Game & Fish

•                  Michigan Sportsman

•                  Mid-Atlantic Game & Fish

•                  Minnesota Sportsman

•                  Mississippi Game & Fish

•                  Missouri Game & Fish

•                  New England Game & Fish

•                  New York Game & Fish

•                  North Carolina Game & Fish

•                  Ohio Game & Fish

•                  Oklahoma Game & Fish

•                  Pennsylvania Game & Fish

•                  Rocky Mountain Game & Fish

•                  South Carolina Game & Fish

•                  Tennessee Sportsman

•                  Texas Sportsman

•                  Virginia Game & Fish

•                  Washington-Oregon Game & Fish

•                  West Virginia Game & Fish

•                  Wisconsin Sportsman

PSIP Special Issue Publications – The Special Issue Publications vary from year to year.

Shooting Times – (1) Shooting Times AutoLoaders Annual; (2) Shooting Times Handgun Guide; (3) Shooting Times Guns Guide

Shotgun News – (1) Shotgun News Treasury

PSIP Events

Florida Sportsman Fishing Shows

PSIP Websites

Shooting Times (www.shootingtimes.com)

Shotgun News (www.shotgunnews.com)

Game & Fish (www.gameandfishmag.com)

North American Whitetail (www.northamericanwhitetail.com)

Florida Sportsman (www.floridasportsman.com)

PSIP TV Programs

North American Whitetail

Florida Sportsman